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                                                                       EXHIBIT 4

                          AMISYS MANAGED CARE SYSTEMS, INC.

                              1994 EQUITY INCENTIVE PLAN


SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

              The name of the plan is the AMISYS Managed Care Systems, Inc.
1994 Equity Incentive Plan (the "Plan"). The purpose of the Plan, as amended in 1995, is to encourage and enable the officers, consultants and other key employees of AMISYS Managed Care Systems, Inc. (the "Company") upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    The following terms shall be defined as set forth below:

    "Award" or "Awards" except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

    "Board" means the Board of the Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

    "Committee" means the Stock Option Committee which may, in the discretion of the Board, be the Compensation Committee of the Board. The Committee must consist of no fewer than two members of such board and shall be appointed by such board, or such other committee as the Board of Directors of the Company shall Designate.

    "Disability" means an employee's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the employee's mental or physical disability, as determined by the Board in good faith in its sole discretion.

    "Effective Date" a means the date on which the Plan is approved by stockholders as set forth in Section 15.

    "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

    "Fair Market Value" on any given date means fair market value, as determined by the Board in good faith in its sole discretion.

    "Incentive Stock Option" means any Stock Option designated and qualified us an "incentive stock option" as defined in Section 422 of the Code.

    "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

    "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.


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    "Performance Share Award" means Awards granted pursuant to Section 8.

    "Restricted Stock Award" means Awards granted pursuant to Section 6.

    "Registration Date" means the date on which the Company first registers a class of equity securities under Section 12 of the Exchange Act.

    "Stock" means the Class B Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

    "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

    "Unrestricted Stock Award" means Awards granted pursuant to Section 7.

Section 2.    ADMINISTRATION OF PLAN: BOARD AUTHORITY TO
              SELECT PARTICIPANTS AND DETERMINE AWARDS

         (a) Board. The Plan shall be administered by the Board which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Award granted or agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Award granted or agreement entered into hereunder shall be final and conclusive.

    (b) Committee. The Board, in its sole discretion may delegate to the Committee such powers and authorities related to the administration of the Plan as the Board shall determine, consistent with the Certificate of Incorporation and Bylaws of the Company and applicable law. In the event that the Plan or any Award granted or agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this
Section 2(b). Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

    (c) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made. or any failure to take or make an action or determination in Wood faith with respect to the Plan or any Award granted or agreement entered into hereunder.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN;
              RECAPITALIZATION; MERGERS; SUBSTITUTE AWARDS

         (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,350,000 shares. For purposes of the foregoing limitations, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.


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         (b)  Recapitalizations.  If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Board shall make an appropriate or proportionate adjustment in (i) the maximum number and kind of shares reserved for issuance under the Plan and in the form of Restricted Stock Awards, Unrestricted Stock Awards or Performance Share Awards,
(ii) the maximum number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price as to which such Stock Options remain exercisable. The adjustment by the Board shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Board in its discretion may make a cash payment in lieu of fractional shares.

         (c) Mergers. In the event a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company,
(i) vesting and exercisability of all unvested and unexercisable Awards shall be accelerated as to fifty percent (50%) of the amount of the Award not then vested or exercisable and (ii) the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (x) provide that such Stock Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (y) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (z) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the business combination (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference -- between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

         (d) Substitute Awards. The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Board may direct that the substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

SECTION 4. ELIGIBILITY

         Participants in the Plan will be such full or part-time officers, employees or consultants of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Board, in its sole discretion.

SECTION 5.  STOCK OPTIONS

         (a) General. Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive


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Stock Option, it shall constitute a Non-Qualified Stock Option.  No Incentive
Stock Option shall be granted under the Plan after May 27, 2004.

         (b) Stock Options Granted to Eligible Participants. The Board in its discretion may grant Stock Options to eligible officers, employees or consultants of the Company or any Subsidiary. Stock Options granted to directors, officers, employees or consultants pursuant to this Section 5(b) shall be subject to the following terms and conditions, and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Board shall deem desirable:

              (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(b) shall be determined by the Board at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

              (ii) Option Term. The term of each Stock Option shall be fixed by the Board, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

              (iii) Exercisable Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Board at or after the grant date the Board may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

              (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                   (A) In cash, by certified or bank check or other instrument acceptable to the Board;

                   (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Board in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                   (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price: provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure.


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Payment instruments will be received subject to collection.  The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

              (v) Vesting of Stock Options. Stock options shall vest in accordance with vesting schedule adopted by the Board in connection with the issuance of such Stock Options.

              (vi) Non-transferability of Options. Except as otherwise permitted by the Board, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

              (vii) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of death may thereafter be exercised by the legal representative or legatee of the optionee, for a period or six months (or such longer period as the Board shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

              (viii)    Termination by Reason of Disability.

                   (A) Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Disability shall became fully exercisable and may thereafter be exercised, for a period of six months (or such longer period as the Board shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

                   (B) The Board shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability.

                   (C) Except as otherwise provided by the Board at any time, the death of an Optionee during the period provided in this
              Section 5(b)(vii) for the exercise of a Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

              (ix) Other Termination. Unless otherwise determined by the Board, if an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death or Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three months (or such longer period as the Board shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

              (x) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Inventive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.


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              (xi) Limitation on Grants of Options.  The maximum number of shares subject to Stock Options that can be granted under the Plan to any executive officer of the Company or its Subsidiaries, or to any other person eligible for a grant of a Stock Option under Section 5 if 500,000 shares for the first 10 years of the Plan and 50,000 shares per year thereafter.

              (xii) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

SECTION 6.  RESTRICTED STOCK AWARDS

         (a)  Nature of Restricted Stock Awards.  The Board may grant
Restricted Stock Awards to any director, officer, employee or consultant of the Company or any Subsidiary. A Restricted Stock Award is an Award entitling the recipient to acquire at no cost or for a purchase price determined by the Board, shares of Stock subject to such restrictions and conditions as the Board may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment and/or achievement of preestablished performance goals and objectives.

         (b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 30 days (or such shorter date as the Board may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Board in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock Award in such form as the Board shall determine.

         (c) Rights as a Stockholder. Upon complying with Section 6(b) above, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award.

         (d) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. In the event of termination of services by the Company and its Subsidiaries for any reason other than death or Disability, the Company shall have the right, at the discretion of the Board, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative.

         (e) Vesting of Restricted Stock. The Board at the time of grant shall specify the date or dates and/or the attainment of preestablished performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." A participant whose employment is terminated for reason of death or Disability shall become fully vested in his Restricted Stock on his termination date to the extent such vesting is otherwise contingent only on continued service with the Company. Where vesting is contingent on attainment of pre-established performance goals, the vesting of Restricted Stock in the case of death or Disability shall remain dependent on the attainment of such goals and shall be determined as of such date or dates specified by the Board.

         (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.


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         (g)  Vesting in Chief Executive Officer's Restricted Stock.  The
Restricted Stock purchased by the Chief Executive Officer of the Company, as of May 24, 1994, is vested as to fifty percent (50%) of the shares purchased and the remaining shares of Restricted Stock purchased by the Chief Executive Officer of the Company, as of May 24, 1994, shall become vested at the rate of ten percent (10%) on or after May 24, 1995 (the "Anniversary Date") and an additional 10% on or after each of the next four anniversaries of the Anniversary Date, so long as the Chief Executive Officer has been employed continuously by the Company or a Subsidiary.

SECTION 7.  UNRESTRICTED STOCK AWARDS

         The Board may, in its sole discretion, grant (or sell at purchase price determined by the Board) an Unrestricted Stock Award to any employee of the Company or any Subsidiary pursuant to which such employee may receive shares of Stock free of any restrictions under the Plan in lieu of any cash compensation to such employee.

SECTION 8.  PERFORMANCE SHARE AWARDS

         (a) Nature of Performance Share Awards. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any employees of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the Company. The Board in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

         (b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

         (c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the performance Share Award (or in a performance plan adopted by the Board).

         (d) Termination. Except as may otherwise be provided by the Board at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason.

         (e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Board may in its sole discretion accelerate, waive or, subject to Section 11, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

    SECTION 9.  TAX WITHHOLDING

         (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements


                             Page 17 of 23 Pages


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satisfactory to the Board regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (b) Payment in Stock. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 10.  TRANSFER, LEAVE OF ABSENCE, ETC.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

         (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.

SECTION 11.  AMENDMENTS AND TERMINATION

         The Board may, at any time, amend or discontinue the Plan and the Board may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent.

SECTION 12.  STATUS OF PLAN

         With respect to the portion of any Award which has not been exercised and any payments in cash. Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Board shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 13.  EFFECT OF CERTAIN TRANSACTIONS

         In the case of (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation pursuant to a bona fide negotiated transaction with an unaffiliated third party in which the Company is acquired by another entity or in which the Company is not the surviving corporation, or
(iii) the sale of all or substantially all of the assets of the Company to another entity in connection with a bona fide negotiated transaction with an unaffiliated third party, each outstanding Stock Option shall terminate on the effective date of such transaction. The Optionee's right to exercise previously unvested Stock Options under this Section 13 shall be contingent upon the consummation of the transaction giving rise to termination of any such Stock Option under this Section 13.


                             Page 18 of 23 Pages


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SECTION 14.  GENERAL PROVISIONS

         (a) No Distribution Compliance with Legal Requirements. The Board may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

         No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Board may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awanis as it deems appropriate.

         (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

         (c) Other Compensation Arrangements; No Enrollment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not center upon any Company any right to continued employment with the Company or any Subsidiary.


SECTION 15. EFFECTIVE DATE OF PLAN

         This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company entitled to vote at a meeting of Stockholders or by written consent. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval. Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 16.  GOVERNING LAW

         This Plan shall be governed by the law of the State of Delaware except to the extent such law is preempted by federal law.

SECTION 17.  EXCHANGE ACT; RULE 16b-3

         (a) General. The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") under the Exchange Act from and after the Registration Date. From and after the Registration Date, any provision inconsistent with Rule 16b-3 (as in effect on the Registration Date) shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 17(b) hereof) or the Board (acting pursuant to Section 17(c) hereof), be inoperative and void. In addition, from and after the Registration Date, the provisions set forth in Sections 17(a) through 17(e) shall apply.

         (b) Stock Option Committee. From and after the Registration Date, the Committee appointed pursuant to Section 2(b) hereof shall consist of not fewer than two members of the Board, neither of whom, during the period of service on such Committee and the year prior to service on such Committee, shall have been granted an Option under the Plan or been granted or awarded an option or other security under any plan of the Company other than as permitted under Rule 16b-3 and each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "disinterested party" as defined in Rule l6b-3.


                             Page 19 of 23 Pages



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         (c)  Action by the Board.  From and after the Registration Date, the
Board may act under the Plan other than by, or in accordance with the recommendations of, the Committee, constituted as set forth in Section 17(b) hereof only if all members of the Board are "disinterested persons" as defined in Rule 16b-3.

         (d) Additional Restriction on Transfer of Stock. From and after the Registration Date, no director, officer or other "insider" of the Company subject to Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

         (e) Additional Requirement of Stockholders' Approval. From and after the Registration Date, no amendment by the Board shall, without approval by the affirmative votes of the holders of a majority of the shares present, or represented, and entitled to vote at a duly held meeting of the stockholders of the Company at which a quorum is present, either in person or by proxy, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of the Company, materially increase the benefit securing to Section 16 "insiders" under the Plan or take any other action that would require the approval of such stockholders pursuant to Rule 16b(3).


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